UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 7, 2015

(Date of earliest event reported)

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio	43130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 687-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.03	Bankruptcy or Receivership.

On April 7, 2015, EveryWare Global, Inc. (the “Company”) and its domestic subsidiaries (collectively with the Company, the “Debtors”) commenced cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Company is continuing in possession of its properties and is managing its business, as debtor in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Through the Chapter 11 Cases, the Debtors seek to implement a pre-packaged plan of reorganization (the “Plan”) pursuant to the Bankruptcy Code.

The Company solicited votes from certain lenders (the “Term Lender Class”) of the Term Loans (as defined below) prior to commencement of the Chapter 11 Cases. Holders of approximately $169.1 million of the Company’s term loan indebtedness (an amount in excess of the threshold necessary for the Term Lender Class to accept the Plan) accepted the Plan. The Debtors expect to enter into a debtor in possession financing facility of up to $40.0 million to be used, among other things, to fund the administration of the Chapter 11 Cases, for working capital and for general corporate purposes.

The Plan includes, among other things, the following terms: (i) the Company’s Second Amended and Restated Loan and Security Agreement dated May 21, 2013 (the “ABL Agreement,” and the related facility, the “ABL Facility”) will be amended and ratified such that it will become a debtor-in-possession ABL facility as new loans are made, on a rolling basis, to ensure that the Company continues to have access to the ABL Facility during the Chapter 11 Cases; (ii) all of the term loans (the “Term Loans”) outstanding under the Term Loan Agreement, dated May 21, 2013 (as amended, restated, modified or supplemented from time to time, the “Term Loan Agreement,” and the related facility, the “Term Loan Facility”) will be cancelled ($248.6 million as of April 7, 2015) and holders of the Term Loans will receive shares, on a pro rata basis, of new common stock issued by the Company (“New Common Stock”) equal to 96% of the total outstanding New Common Stock; (iii) holders of general unsecured claims against the Company will be paid in full in the ordinary course and all executory contracts will be assumed; (iv) all shares of the Company’s currently outstanding preferred stock (the “Existing Preferred Stock”) will be cancelled and holders of Existing Preferred Stock will receive shares, on a pro rata basis, equal to 2.5% of the total outstanding New Common Stock; and (v) all shares of the Company’s current outstanding common stock (the “Existing Common Stock”) will be cancelled and holders of Existing Common Stock will receive shares, on a pro rata basis and subject to the satisfaction of certain conditions in the Plan, equal to 1.5% of the total outstanding New Common Stock.

The cases are styled In Re EveryWare Global Inc., U.S. Bankruptcy Court, District of Delaware, No. 15-10743. Additional information is available at the Debtors’ restructuring website: https://cases.primeclerk.com/everyware.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the Term Loans and the ABL Facility (collectively, the “Debt Documents”).

The Debt Documents provide that as a result of the commencement of the Chapter 11 Cases the principal and accrued interest due thereunder is immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the commencement of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release dated April 8, 2015 announcing that the Company and its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 and in Exhibit 99.1 hereto shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company, dated as of April 8, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) the conclusion by our auditor that there is substantial doubt about our ability to continue as a going concern; (ii) risks and uncertainties associated with the bankruptcy proceedings, including our ability to consummate the transactions contemplated by the restructuring support agreement entered into among us and certain of the lenders under such agreement within the time frame contemplated therein; (iii) whether the proposed debtor in possession financing will be approved by the bankruptcy court on the terms contemplated and whether such funds will provide sufficient liquidity during the pendency of the Chapter 11 proceedings; (iv) the limited recovery for holders of our common stock resulting from the Chapter 11 proceedings; (v) increased costs related to the Chapter 11 proceedings; (vi) loss of customer orders, disruption in our supply chain and loss of the ability to maintain vendor relationships; (vii) general economic or business conditions affecting the markets we serve; (viii) our ability to attract and retain key managers; (ix) risks associated with conducting business in foreign countries and currencies; (x) increased competition in our markets; (xi) the impact of changes in governmental regulations on our customers or on our business; (xii) the loss of business from a major customer; (xiii) our ability to obtain future financing due to changes in the lending markets or our financial position; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K, and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015

EveryWare Global, Inc.

By:	/s/ Erika J. Schoenberger
Name:	Erika J. Schoenberger
Title:	Secretary